UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2011

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 23, 2011, Barnes & Noble, Inc. (the “Company”) granted restricted stock units (“RSUs”) under the Company’s 2009 Incentive Plan to certain employees of the Company, including the following named executive officers:  Chief Executive Officer William J. Lynch was granted 166,667 RSUs, Chief Executive Officer, Barnes & Noble Retail Group Mitchell S. Klipper was granted 83,333 RSUs and Senior Vice President, Corporate Communications and Public Affairs Mary Ellen Keating was granted 16,667 RSUs.  The RSU grants are intended to promote the retention of employees whom the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) considers important to the success of the Company.  Accordingly, as discussed further below, the RSUs vest over four-year periods, with no RSUs becoming vested prior to the second anniversary of the date of grant.

The RSUs were granted pursuant to a form of award agreement approved by the Compensation Committee, which was advised by an independent compensation consulting firm.  Pursuant to the form of award agreement, provided that the recipient remains continuously employed by the Company through the relevant vesting date, each RSU that is scheduled to vest on such date will be settled for one share of Company Common Stock.  In the case of Messrs. Lynch and Klipper, the RSUs vest over four years, with 50 percent of the grant vesting on each of the third and fourth anniversaries of the date of grant.  With respect to all other recipients, including Ms. Keating, the RSUs vest over four years, with 25 percent of the grant vesting on each of the second and third anniversaries of the date of grant and 50 percent vesting on the fourth anniversary of the date of grant.

The form of award agreement provides that the vesting of the RSUs will be accelerated in the event that his or her employment terminates as a result of death or disability, or, following a change in control of the Company, is terminated by the Company for any reason other than “cause”.  Pursuant to the form of award agreement, “cause” generally means (i) a material failure by the recipient to perform his or her duties (other than as a result of incapacity due to physical or mental illness) or (ii) any act of fraud, misappropriation, misuse, embezzlement or dishonesty in respect of the Company or its funds, properties, assets or other employees.

The following summary is qualified in its entirety by reference to the form of award agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           The following exhibit is filed as a part of this Report.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement pursuant to the Barnes & Noble 2009 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: May 25, 2011	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement pursuant to the Barnes & Noble 2009 Incentive Plan.